Exhibit 99.1

IA GLOBAL ANNOUNCES COMMENCEMENT OF ITS COMMON SHARE REPURCHASE PROGRAM AND PROVIDES ADDITIONAL INFORMATION CONCERNING ITS ODD-LOT TENDER PROGRAM

SAN FRANCISCO, CA April 5, 2007/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) IA Global announced today the commencement of its common stock repurchase program. The Company may, over a period of time, purchase up to 4,000,000 shares, or 2.6% of the 152,915,157 shares.

Further, the Company confirmed that the odd-lot tender offer commenced on April 2, 2007. Information about the Odd-Lot Program, including how to participate and processing fees, was mailed directly to eligible shareowners and brokers on approximately April 2, 2007. The offer will remain open for 30 days from the date of commencement and may be extended for 60 days by management. Brokers and shareholders owning odd-lots may contact Michael Sharpe of Georgeson Inc. at (212) 805-7141 for additional program details.

CEO Derek Schneideman stated that, “We are pleased to announce that commencement of the share repurchase and odd-lot programs. We believe our stock is undervalued based on the improved fundamentals of our business operations and therefore seek to redeem shares at the discount currently being offered by the market.”

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic investment holding company with a dedicated focus on growth through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to grow and enhance the performance of those businesses across all business metrics, and to deliver accelerating shareholder value.

To realize this plan, in fiscal 2007 the Company is actively expanding investments in businesses in the consumer, technology, services, and health sectors, sectors with long-term growth prospects in which applying our skills and resources can add significant value to our investments. At the same time, the Company is expanding its reach to encompass Singapore, the Philippines, India, and China, and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., an operator of major call centers for telemarketing of telecommunications and insurance products. Since our acquisition of the Global Hotline Inc. in June 2005, its business has expanded rapidly with the agreement of significant multi-year contracts with major corporations. With these revenues streams in place, revenues in 2007 are expected to double year on year.

In Australia, the Company has a 36% stake in Australian Secured Financial Limited and its affiliates, Australian Secured Investments Ltd, ADJ Services Pty Ltd. and Auslink Ltd (collectively, “ASFL”,) which raise funds through the issuance of debentures within Australia and provide short term, secured, real property loans to businesses and investors in Australia.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Specifically, the comments concerning the valuation of our share price and Global Hotline 2007 revenues are forward-looking statements. The actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations, projections of revenues and profitability for the significant contracts and the inability to negotiate a favorable settlement on the penalties. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.